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                                 EXHIBIT (15)(a)

                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN


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                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

                                NOVEMBER 1, 1993
                     AMENDED AND RESTATED ON AUGUST 20, 1997


         This Plan constitutes the DISTRIBUTION AND SHAREHOLDER SERVICES PLAN (the "Plan") of The One Group(R), a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). The Plan relates solely to the Class B units of beneficial interest ("Service Class Shares") (formerly, "Retirement Class Shares") and Class C units of beneficial interest ("Class A Shares")(1) of the Trust's investment Funds identified on Schedule A hereto as such may be amended from time to time (individually, a "Distribution Plan Fund").

         WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its future investors; and

         WHEREAS, the Board of Trustees of the Trust (the "Board of Trustees"), mindful of the requirements imposed by Rule 12b-1 under the 1940 Act, has determined to effect the Plan for the provision of distribution assistance with respect to the Shares of each Distribution Plan Fund and for the provision of shareholder services with respect to the holders of the Service Class and Class A Shares of each Distribution Plan Fund;

         NOW, THEREFORE, the Trust and the Distributor hereby agree as follows:

         1. A Distribution Plan Fund shall pay out of the assets attributable to its Service Class and Class A Shares, respectively, a distribution fee to the Distributor at an annual rate equal to .75% and of the average daily net assets of the Distribution Plan Fund's Service Class Shares, and .35% of the average daily net assets of the Distribution Plan Fund's Class A Shares, other than Class A Money Market Shares (the "Distribution Fee"). A Distribution Plan Fund shall pay out of the assets attributable to Class A Money Market Shares a Distribution Fee to the Distributor at an annual rate equal to .25% of average daily net assets of a Distribution Plan Fund's Class A Money Market Shares.(2) The Distributor may apply the Distribution Fee, in amounts proportional to the annual rates described in the preceding sentence, toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to the Distribution Plan Fund's Service Class or Class A Shares or for its services in connection with the rendering of shareholder services to the holders of the Distribution Plan Fund's Service Class or Class A Shares; (ii) payments to financial institutions and intermediaries (such as savings and loan associations, insurance companies, and investment counselors but not including banks), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or shareholder services with respect to the Distribution Plan Fund's Service Class or Class A Shares; or (iii) payments to banks, other financial institutions and intermediaries, broker-dealers, and the Distributor's

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         (1) Although initially created as "Class C Shares," this class of shares is referred to in prospectuses and other documentation as "Class A Shares," for purposes of consistency with industry practices regarding shares that are subject to a front-end charge. Therefore, they are defined herein as "Class A Shares."

         (2) Class A Shares and Class A Money Market Shares are referred to hereinafter as "Class A Shares".


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affiliates or subsidiaries as compensation for services or reimbursement of expenses incurred in connection with the provision of shareholder services to the holders of the Distribution Plan Fund's Service Class or Class A Shares.


         2. The Distribution Fee shall be accrued daily and payable monthly, and shall be paid by each Distribution Plan Fund to the Distributor irrespective of whether such fee exceeds the amounts paid (or payable) by the Distributor pursuant to the immediately preceding paragraph.

         3. Any person authorized to direct the disposition of monies paid or payable by a Distribution Plan Fund pursuant to the Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         4. All agreements with any person relating to implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:

         A. That such agreement shall be subject to all conditions imposed by the Securities and Exchange Commission with respect to such agreement as a condition to granting exemptive relief from Sections 18(f)(1), 18(g), and 18(i) of the 1940 Act and to enable the Trust to divide each of its investment Funds into three classes of Shares;

         B. That such agreement may be terminated with respect to a Distribution Plan Fund at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees (as such term is defined below), or by vote of a majority of the Service Class or Class A Shares of such Distribution Plan Fund subject to the agreement, on not more than 60 days' written notice; and

         C. That such agreement shall terminate automatically in the event of its assignment.


                               GENERAL PROVISIONS

         1. The Plan shall be effective with regard to the Service Class and/or Class A Shares of a Distribution Plan Fund following approval by a vote of at least a "majority of the outstanding voting securities" (as defined in the 1940
Act) of such class of such Fund.

         2. The Plan will be effective with regard to the Service Class and/or Class A Shares of a Distribution Plan Fund only after approved by a vote of a majority of the Board of Trustees of the Trust, including a majority of trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan.

         3. The Plan shall continue in effect with respect to the Service Class and/or Class A Shares of a Distribution Plan Fund for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval in the immediately preceding paragraph.


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         4. The Plan may be terminated with respect to the Service Class and/or
Class A Shares of a Distribution Plan Fund at any time by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding voting securities of a Distribution Plan Fund's outstanding Service Class or Class A Shares.

         5. The Plan may not be amended to increase materially the amount of the Distribution Fee with respect to a Distribution Plan Fund without approval by Shareholders and Trustees in the manner provided herein with respect to the initial approval of the Plan. All material amendments to the Plan shall be approved by the Trust's Trustees in the manner provided herein with respect to the initial approval of the Plan.

         6. Selection and nomination of trustees who are not interested persons of the Trust shall be committed to the discretion of such disinterested trustees, in accordance with Rule 12b-1(c) under the 1940 Act.

         7. As used in the Plan, the terms "assignment,"interested person," and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         8. The name "The One Group(R)" and "Trustees of The One Group(R)" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The One Group(R)" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.


                                                  The One Group(R)

                                                  By: /s/ Mark A. Dillon
                                                  Title: President

                                                  Date: February 29, 1996


                                                  One Group(R) Services Company

                                                  By: /s/ Mark S. Redman
                                                  Title: Vice President

                                                  Date: February 29, 1996


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                                SCHEDULE A TO THE
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                          BETWEEN THE ONE GROUP(R) AND
                           ONE GROUP SERVICES COMPANY

Name of Fund

Class A Shares:

           Income Equity Fund
           Disciplined Value Fund
           Growth Opportunities Fund
           International Equity Index Fund
           Equity Index Fund Large Company Value Fund
           Large Company Growth Fund
           Asset Allocation Fund
           Income Bond Fund
           Limited Volatility Bond Fund
           Intermediate Bond Fund
           Government Bond Fund
           Income Fund Ultra Short-Term Income Fund
           Treasury & Agency Fund
           Municipal Income Fund
           Intermediate Tax-Free Bond Fund
           Ohio Municipal Bond Fund
           West Virginia Municipal Bond Fund
           Kentucky Municipal Bond Fund
           Arizona Municipal Bond Fund
           Louisiana Municipal Bond Fund
           Texas Tax-Free Bond Fund
           Treasury Money Market Fund
           Treasury Only Money Market Fund
           Government Money Market Fund
           Tax Exempt Money Market Fund
           Institutional Prime Money Market Fund
           Value Growth Fund Small Capitalization Fund
           Aggressive Growth Fund
           Growth Fund
           Growth and Income Fund
           Balanced Fund
           Conservative Growth Fund
           Fixed Income Fund



Class A Money Market Shares:

           U.S. Treasury Securities Money Market Fund
           Prime Money Market Fund
           Municipal Money Market Fund
           Ohio Municipal Money Market Fund
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Service Class Shares:

           U.S. Treasury Securities Money Market Fund
           Prime Money Market Fund


The One Group(R)                                  One Group Services Company


By: /s/ Mark A. Dillon                            By: /s/ Mark S. Redman
Title: President                                  Title: Vice President

Date: August 20, 1997                             Date: August 20, 1997